Exhibit 21.1

Direct and Indirect Subsidiaries of KBS Real Estate Investment Trust, Inc.

KBS Limited Partnership	KBS Clayton Plaza, LLC
KBS REIT Properties, LLC	KBS Crescent Green, LLC
KBS REIT Holdings LLC	KBS Debt Holdings, LLC
KBS REIT Acquisition I, LLC	KBS Goethe Road, LLC
KBS REIT Acquisition II, LLC	KBS Great Oaks, LLC
KBS REIT Acquisition III, LLC	KBS Industrial Portfolio, LLC
KBS REIT Acquisition IV, LLC	KBS Industrial Portfolio (MI), LLC
KBS REIT Acquisition V, LLC	KBS Industrial Portfolio (MN), LLC
KBS REIT Acquisition VI, LLC	KBS/JCR Debt Holdings, LLC
KBS REIT Acquisition VII, LLC	KBS M-2B Holdings, Ltd.
KBS REIT Acquisition VIII, LLC	KBS M-3A Holdings, Ltd.
KBS REIT Acquisition IX, LLC	KBS Midland Industrial Park, LLC
KBS REIT Acquisition X, LLC	KBS Millennium I, LLC
KBS REIT Acquisition XI, LLC	KBS Mortgage Lending, LLC
KBS REIT Acquisition XII, LLC	KBS Nashville Industrial Portfolio I, LLC
KBS REIT Acquisition XIV, LLC	KBS Offices at Kensington, LLC
KBS REIT Acquisition XVI, LLC	KBS Offices at Suwanee Pointe, LLC
KBS REIT Acquisition XVII, LLC	KBS One Madison Park, LLC
KBS REIT Acquisition XVIII, LLC	KBS Park Central, LLC
KBS REIT Acquisition XIX, LLC	KBS Plano Corporate Center, LLC
KBS REIT Acquisition XX, LLC	KBS Preferred Holding I, LLC
KBS REIT Acquisition XXI, LLC	KBS Rivertech, LLC
KBS REIT Acquisition XXII, LLC	KBS Royal Ridge, LLC
KBS REIT Acquisition XXIII, LLC	KBS Sabal VI, LLC
KBS REIT Acquisition XXIV, LLC	KBS Sabal Pavilion, LLC
KBS REIT Acquisition XXV, LLC	KBS SE Retail, LLC
KBS REIT Acquisition XXVI, LLC	KBS South Towne, LLC
KBS REIT Acquisition XXVIII, LLC	KBS Southpark Commerce Center II, LLC
KBS REIT Acquisition XXIX, LLC	KBS Tribeca Summit, LLC
KBS REIT Acquisition XXX, LLC	KBS TRS Holdings, Ltd.
KBS REIT Acquisition XXXI, LLC	KBS Tysons Dulles Plaza, LLC
KBS REIT Acquisition XXXII, LLC	KBS Woodfield Preserve, LLC
KBS REIT Acquisition XXXIII, LLC	KBS 625 Second Street, LLC
KBS REIT Acquisition XXXIV, LLC	KBS 825 University Avenue, LLC
KBS REIT Acquisition XXXV, LLC	KBS 2200 West Loop, LLC
KBS ADP Plaza, LLC	KBS 12350 Jefferson Avenue, LLC
KBS Advantage Holdings, LLC	New Leaf – KBS JV, LLC
KBS Advantage Investments, Ltd.	KBS Hedge Cayman Co Ltd.
KBS Bridgeway Technology Center, LLC